SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                           THE SECURITIES ACT OF 1934




Date of Report (Date of Earliest Event Reported): November 9, 2000


                           NATIONAL BANKSHARES, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)


  Virginia                        0-15204                     54-1375874
--------------------------------------------------------------------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


P.O. Box 90002
Blacksburg, Virginia                                          24062-9002
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (540) 951-6300




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Item 2   Acquisitions

         On August 17,  2000,  National  Bankshares,  Inc.  signed a  definitive agreement to purchase six Virginia branches of AmSouth Bank of Birmingham, Alabama. National Bankshares plans to operate the branches through its subsidiaries, The National Bank, headquartered in Blacksburg, Virginia, and Bank of Tazewell County, of Tazewell, Virginia. The offices acquired are located in Abingdon, Dublin, Marion, Pulaski, Radford and Wytheville.

         Under terms of the agreement, National Bankshares purchased certain loans and assets and assumed approximately $95 million of deposits and other liabilities of the six AmSouth offices. The transaction was completed on November 9, 2000. Due to the lack of availability of certain information associated with the acquisition, the filing of pro forma financial information will be deferred. Such information will be filed within sixty days of the date of this filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    NATIONAL BANKSHARES, INC.


November 22, 2000                   /s/James G. Rakes
-----------------                   --------------------------------------------
Date                                James G. Rakes
                                    Chairman
                                    President and
                                    Chief Executive Officer







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